Exhibit 99.1

Silvercrest Asset Management Group Inc. Reports Q4 and

Year-end 2014 Results

New York, NY – March 12, 2015 - Silvercrest Asset Management Group Inc. (NASDAQ: SAMG) (the "Company" or "Silvercrest") today reported the results of its operations for the quarter and year ended December 31, 2014.

Business Update

Silvercrest successfully obtained meaningful new assets, contributing to the firm's organic growth, for the fourth quarter ended December 31, 2014, along with increased revenue. The fourth quarter represented the sixth straight quarter of positive organic growth generated by new ultra-high net worth and institutional business. The firm's relationships increased to 538 as of December 31, 2014 from 483 as of December 31, 2013.

Total assets under management increased to $17.9 billion at December 31, 2014 from $16.4 billion as of September 30, 2014, and $15.7 billion as of December 31, 2013.  Of that total, discretionary assets under management grew to $11.6 billion as of December 31, 2014 from $10.1 billion as of December 31, 2013.

We are pleased with the execution of the firm’s business strategy, including the pace of continued organic growth in the high net worth business, strong institutional asset management growth and the increased visibility of the firm’s prestigious brand.

Fourth Quarter 2014 Highlights

•	Total Assets Under Management (“AUM”) of $17.9 billion, inclusive of discretionary AUM of $11.6 billion and non-discretionary AUM of $6.3 billion at December 31, 2014.
•	Revenue of $17.7 million.
•	U.S. Generally Accepted Accounting Principles (“GAAP”) consolidated net income and net income attributable to Silvercrest of $2.7 million and $1.1 million, respectively.
•	Basic and diluted net income per share of $0.15.
•	Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”)[1] of $5.8 million
•	Adjusted net income[1] of $3.1 million.
•	Adjusted basic and diluted earnings per share[1] of $0.25.

The table below presents a comparison of certain GAAP and non-GAAP ("adjusted") financial measures and AUM.

	For the Three Months Ended December 31,		For the Year Ended December 31,
(in thousands except as indicated)	2014	2013	2014	2013
Revenue	$17,709	$17,157	$69,472	$60,051
Income before other income (expense), net	$2,808	$1,747	$15,322	$16,532
Net income	$2,746	$3,989	$10,708	$17,168
Net income attributable to Silvercrest	$1,122	$2,026	$4,775	13,690
Adjusted EBITDA[1]	$5,760	$4,507	$21,141	$17,324
Adjusted EBITDA margin[1]	32.5%	26.3%	30.4%	28.8%
Adjusted net income[1]	$3,053	$1,868	$10,690	$7,681
Adjusted basic earnings per share[1]	$0.25	$0.16	$0.87	$0.64
Adjusted diluted earnings per share[1]	$0.25	$0.15	$0.86	$0.62
Assets under management at period end (billions)	$17.9	$15.7	$17.9	$15.7
Average assets under management (billions)[2]	$17.2	$15.2	$16.8	$13.5

SILVERCREST ASSET MANAGEMENT GROUP LLC

1330 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10019 • (212) 649-0600

WWW.SILVERCRESTGROUP.COM

AUM Increased to $17.9 billion

Silvercrest’s discretionary assets under management increased by $1.5 billion, or 14.9%, to $11.6 billion at December 31, 2014 from $10.1 billion at December 31, 2013.  Silvercrest’s AUM increased by $2.2 billion, or 14.0%, to $17.9 billion at December 31, 2014 from $15.7 billion at December 31, 2013.  The increase was attributable to $1.5 billion in market appreciation in addition to net client inflows of $0.7 billion.

Silvercrest’s discretionary assets under management increased by $2.1 billion, or 26.3%, to $10.1 billion at December 31, 2013 from $8.0 billion at December 31, 2012.  Silvercrest’s AUM increased by $4.5 billion, or 40.2%, to $15.7 billion at December 31, 2013 from $11.2 billion at December 31, 2012. The increase was attributable to $2.3 billion in market appreciation in addition to net client inflows of $2.2 billion, primarily related to our acquisition of Ten-Sixty Asset Management, LLC, consummated on March 28, 2013 (the Ten-Sixty Asset Management LLC asset acquisition).

Fourth Quarter 2014 vs. Fourth Quarter 2013

Revenue increased by $0.6 million, or 3.2%, to $17.7 million for the three months ended December 31, 2014, from $17.2 million for the three months ended December 31, 2013. This increase was driven primarily by growth in our management and advisory fees as a result of increased AUM.

Total expenses decreased by $0.5 million, or 3.3%, to $14.9 million for the three months ended December 31, 2014 from $15.4 million for the three months ended December 31, 2013. Compensation and benefits expense remained relatively flat at $10.9 million for the three months ended December 31, 2014 and 2013.  General and administrative expenses decreased by $0.6 million for the three months ended December 31, 2014 from the same period in the prior year.  The decrease in general and administrative expenses was primarily related to a charge incurred during the three months ended December 31, 2013 for payments made to our former Chief Executive Officer.  This was partially offset by an increase in the fair value adjustment of the earnout accrued related to our acquisition of certain assets of Milbank Winthrop & Co., or the Milbank Acquisition, consummated on November 1, 2011.

Consolidated net income was $2.7 million.  Net income attributable to Silvercrest was $1.1 million, or $0.15 per basic and diluted share for the three months ended December 31, 2014.   Our Adjusted Net Income1 was $3.1 million, or $0.25 per adjusted basic and diluted share3 for the three months ended December 31, 2014.

Adjusted EBITDA1 was $5.8 million or 32.5% of revenue for the three months ended December 31, 2014 as compared to $4.5 million or 26.3% of revenue for the same period in the prior year.

Year Ended December 31, 2014 vs. Year Ended December 31, 2013

Revenue increased by $9.4 million, or 15.7%, to $69.5 million for the year ended December 31, 2014, from $60.1 million for the year ended December 31, 2013. This increase was driven primarily by growth in our management and advisory fees as a result of increased AUM.

Total expenses increased by $10.6 million, or 24.4%, to $54.1 million for the year ended December 31, 2014 from $43.5 million for the year ended December 31, 2013. This increase was primarily attributable to an increase in compensation and benefits expense of $9.9 million and an increase in general and administrative expenses of $0.7 million. The increase in compensation and benefits expense was primarily attributable to an increase in the accrual for partner incentive bonuses of $10.4 million as a result of the recognition of partner incentive payments as compensation expense, an increase in salaries and benefits of $0.7 million and $0.2 million, respectively, as a result of both merit increases and increased headcount, and $0.2 million related to an earnout for the Richmond, VA office expansion.  This was partially offset by decreased equity-based compensation expense of $1.2 million primarily as a result of lower levels of deferred equity units due to vesting in prior periods and a decrease of $0.1 million related to the Commodity Fund acquisition.  The increase in general and administrative expense was primarily due to an increase in occupancy expense of $0.6 million as a result of a reduction in subtenant rental income earned for the year ended December 31, 2014 as compared to the same period in the prior year, an increase in the provision for doubtful accounts of $0.2 million in conjunction with increased revenue levels, an increase in travel and entertainment expenses of $0.1 million, an increase in sub-advisory fees of $0.1 million and an increase in insurance costs of $0.1 million. This was partially offset by a decrease in professional fees of $0.1 million, a decrease in recruiting costs of $0.1 million and a decrease in client reimbursement costs of $0.2 million.

Consolidated net income was $10.7 million.  Net income attributable to Silvercrest was $4.8 million, or $0.63 per basic and diluted share for the year ended December 31, 2014.

Silvercrest’s Adjusted Net Income1 was $10.7 million, or $0.87 and $0.86 per adjusted basic and diluted share3, respectively, for the year ended December 31, 2014.

Adjusted EBITDA1 was $21.1 million or 30.4% of revenue for the year ended December 31, 2014 as compared to $17.3 million or 28.8% of revenue for the same period in the prior year.

[1]	Adjusted measures are non-GAAP measures and are explained and reconciled to the comparable GAAP measures in Exhibits 3 and 4.
[2]	We have computed average AUM by averaging AUM at the beginning of the applicable period and AUM at the end of the applicable period.
[3]

Adjusted basic and diluted earnings per share measures for the year ended December 31, 2014 are based on the number of shares of Class A common stock and Class B common stock outstanding as of December 31, 2014.  Adjusted diluted earnings per share are further based on the addition of unvested deferred equity units and performance units to the extent dilutive at the end of the reporting period.

Liquidity and Capital Resources

Cash and cash equivalents were $30.8 million at December 31, 2014, compared to $27.1 million at December 31, 2013. Silvercrest L.P. had notes payable of $4.1 million at December 31, 2014 and $8.3 million at December 31, 2013.    As of December 31, 2014, there was nothing outstanding on our revolving credit facility with City National Bank.

Total stockholders' equity was $42.5 million at December 31, 2014.  We had 7,768,010 million shares of Class A common stock outstanding and 4,520,413 million shares of Class B common stock outstanding at December 31, 2014.

Non-GAAP Financial Measures

To provide investors with additional insight, promote transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making, we supplement our consolidated financial statements presented on a basis consistent with GAAP with Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, and Adjusted Earnings Per Share which are non-GAAP financial measures of earnings.  These adjustments, and the non-GAAP financial measures that are derived from them, provide supplemental information to analyze our operations between periods and over time. Investors should consider our non-GAAP financial measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

•	EBITDA represents net income before provision for income taxes, interest income, interest expense, depreciation and amortization.
•

We define Adjusted EBITDA as EBITDA without giving effect to the Delaware franchise tax, professional fees associated with acquisitions or financing transactions, gains on extinguishment of debt or other obligations related to acquisitions, impairment charges and losses on disposals or abandonment of assets and leaseholds, client reimbursements and fund redemption costs, severance and other similar expenses, but including partner incentive allocations, prior to our initial public offering, as an expense.  We feel that it is important to management and investors to supplement our consolidated financial statements presented on a GAAP basis with Adjusted EBITDA, a non-GAAP financial measure of earnings, as this measure provides a perspective of recurring earnings of the Company.

•	Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by total revenue.
•

Adjusted Net Income represents recurring net income without giving effect to professional fees associated with acquisitions or financing transactions, losses on forgiveness of notes receivable from our principals, gains on extinguishment of debt or other obligations related to acquisitions, impairment charges and losses on disposals or abandonment of assets and leaseholds, client reimbursements and fund redemption costs, severance and other similar expenses, but including partner incentive allocations, prior to our initial public offering, as an expense. Furthermore, Adjusted Net Income includes income tax expense assuming a corporate rate of 40%.

•

Adjusted Earnings Per Share represents Adjusted Net Income divided by the actual Class A and Class B shares outstanding as of the end of the reporting period for basic Adjusted Earnings Per Share, and to the extent dilutive, we add unvested deferred equity units and performance units to the total shares outstanding to compute diluted Adjusted Earnings Per Share. As a result of our structure, which includes a non-controlling interest, we feel that it is important to management and investors to supplement our consolidated financial statements presented on a GAAP basis with Adjusted Earnings Per Share, a non-GAAP financial measure of earnings, as this measure provides a perspective of recurring earnings per share of the Company as a whole as opposed to being limited to our Class A common stock.

Conference Call

The Company will host a conference call on March 13, 2015, at 8:30 am (Eastern Time) to discuss these results. Hosting the call will be Richard R. Hough III, Chief Executive Officer and President and Scott A. Gerard, Chief Financial Officer. Listeners may access the call by dialing 1-866-394-9665 or for international listeners the call may be accessed by dialing 1-253-237-1128.  An archived replay of the call will be available after the completion of the live call on the Investor Relations page of the Silvercrest website at http://ir.silvercrestgroup.com/.

Forward-Looking Statements And Other Disclosures

Certain statements in this release, and other written or oral statements made by or on behalf of the Company, are forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expects”, “intends”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue”, the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions, may include projections of our future financial performance, future expenses, anticipated growth strategies, descriptions of new business initiatives and anticipated trends in our business or financial results. These statements are only predictions based on our current expectations and projections about future events. Important factors that could cause actual results, level of activity, performance or achievements to differ materially from those indicated by such forward-looking statements include but are not limited to: incurrence of net losses, fluctuations in quarterly and annual results, adverse economic or market conditions, our expectations with respect to future levels of assets under management, inflows and outflows, our ability to retain clients from whom we derive a substantial portion of our assets under management, our ability to maintain our fee structure, our particular choices with regard to investment strategies employed, our ability to hire and retain qualified investment professionals, the cost of complying with current and future regulation, coupled with the cost of defending ourselves from related investigations or litigation, failure of our operational safeguards against breaches in data security, privacy, conflicts of interest or employee misconduct, our expected tax rate, and our expectations with respect to deferred tax assets,  adverse economic or market conditions, incurrence of net losses, adverse effects of management focusing on implementation of a growth strategy, failure to develop and maintain the Silvercrest brand and other factors disclosed under “Risk Factors” in this annual report on Form 10-K.  We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

About Silvercrest

Silvercrest was founded in April 2002 as an independent, employee-owned registered investment adviser. With offices in New York, Boston, Los Angeles and Virginia, Silvercrest provides traditional and alternative investment advisory and family office services to wealthy families and select institutional investors.

Silvercrest Asset Management Group Inc.

Contact: Richard Hough

212-649-0601

rhough@silvercrestgroup.com

Exhibit 1

Silvercrest Asset Management Group Inc.

Consolidated Statements of Operations

(in thousands, except share and per share amounts or as noted)

	For the year ended December 31,
	2014	2013	2012
	(Unaudited)
Revenue
Management and advisory fees	$65,026	$53,465	$46,069
Performance fees and allocations	221	1,830	714
Family office services	4,225	4,756	4,907
Total revenue	69,472	60,051	51,690
Expenses
Compensation and benefits	40,290	30,322	19,108
General and administrative	13,860	13,197	13,680
Total expenses	54,150	43,519	32,788
Income before other income (expense), net	15,322	16,532	18,902
Other income (expense), net
Other income (expense), net	876	3,118	123
Interest income	69	92	145
Interest expense	(381)	(447)	(304)
Equity income from investments	1,208	21	1,911
Total other income (expense), net	1,772	2,784	1,875
Income before provision for income taxes	17,094	19,316	20,777
Provision for income taxes	(6,386)	(2,148)	(1,057)
Net income	10,708	17,168	$19,720
Less: net income attributable to non-controlling interests	(5,933)	(3,478)
Net income attributable to Silvercrest	$4,775	$13,690
Net income per share/unit:
Basic	$0.63	$1.68	$1.87
Diluted	$0.63	$1.63	$1.84
Weighted average shares/units outstanding:
Basic	7,600,739	8,145,476	10,544,323
Diluted	7,600,739	8,374,025	10,690,775

Exhibit 2

Silvercrest Asset Management Group Inc.

Consolidated Statements of Operations

(Unaudited and in thousands, except share and per share amounts or as noted)

	For the three months ended December 31,
	2014	2013
Revenue
Management and advisory fees	$16,539	$14,220
Performance fees and allocations	221	1,813
Family office services	949	1,124
Total revenue	17,709	17,157
Expenses
Compensation and benefits	10,859	10,809
General and administrative	4,042	4,601
Total expenses	14,901	15,410
Income before other income (expense), net	2,808	1,747
Other income (expense), net
Other income (expense), net	860	3,032
Interest income	16	7
Interest expense	(13)	(159)
Equity income from investments	1,208	21
Total other income (expense), net	2,071	2,901
Income before provision for income taxes	4,879	4,648
Provision for income taxes	(2,133)	(659)
Net income	2,746	3,989
Less: net income attributable to non-controlling interests	(1,624)	(1,963)
Net income attributable to Silvercrest	$1,122	$2,026
Net income per share/unit:
Basic	$0.15	$0.32
Diluted	$0.15	$0.32
Weighted average shares/units outstanding:
Basic	7,600,739	6,390,588
Diluted	7,600,739	6,390,588

Exhibit 3

Silvercrest Asset Management Group Inc.

Reconciliation of GAAP to non-GAAP (“Adjusted”) Adjusted EBITDA Measure

(Unaudited and in thousands, except share and per share amounts or as noted)

Adjusted EBITDA	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Reconciliation of non-GAAP financial measure:
Net income	$2,746	$3,989	$10,708	$17,168
Provision for income taxes	2,133	659	6,386	2,148
Delaware Franchise Tax	45	125	180	125
Interest expense	13	159	381	447
Interest income	(16)	(7)	(69)	(92)
Partner/member incentive allocations (A)	-	-	-	(6,000)
Depreciation and amortization	479	489	1,968	1,944
Equity-based compensation	195	753	1,044	2,222
Other adjustments (B)	165	(1,659)	543	(639)
Adjusted EBITDA	$5,760	$4,507	$21,141	$17,324
Adjusted EBITDA Margin	32.5%	26.3%	30.4%	28.8%
(A)

Partner/member incentive allocations have historically been treated as distributions of net income and recorded when paid. Upon the completion of Silvercrest’s reorganization and initial public offering, the Company accounts for partner incentive payments as an expense in its statement of operations. Accordingly, this had the effect of increasing compensation expense relative to the amounts that had been recorded historically in the Company’s financial statements.

(B)	Other adjustments consist of the following:

Loss on sub-lease (a)	$-	$(14)	$-	$(77)
Client Reimbursement	-	249	125	249
IPO professional fees (b)	-	60	-	83
IPO-related non-principal bonuses	-	-	-	754
Acquisition costs (c)	-	37	-	127
Insurance Proceeds (d)	-	(3,010)	-	(3,010)
Non-acquisition expansion costs (e)	115		240	-
Other (f)	50	1,017	178	1,235
Total other adjustments	$165	$(1,659)	$543	$(639)
(a)

Reflects the amortization recognized, on a present value basis, between the per square foot rental rate for the Company’s primary lease and a sub-lease that the Company signed in 2011 with a sub-tenant for its headquarters in New York.

(b)	Represents professional fees incurred in conjunction with the preparation and reporting related to our IPO.
(c)

Reflects the legal and accounting fees associated with the closing of the Ten-Sixty asset acquisition in 2013, legal fees related to various strategic initiatives in 2013. Also reflects transition expenses related to integrating the Ten-Sixty acquisition in 2013.

(d)	Represents proceeds to the Company which was the beneficiary on a key-man policy in the name of our former Chief Executive Officer.
(e)	Represents accrued earnout and professional fees related to our Richmond, VA office expansion.
(f)

In 2014, represents $51 in professional fees related to the modification of certain partner redemption notes, a fair value adjustment to the Milbank contingent consideration of $541, a one-time charitable donation of $30, professional fees of $13 related to the estate of our former Chief Executive Officer, compensatory incentive fees of $178 paid to a former Marathon principal and $78 of professional fees related to our shelf registration filing, offset by an $713 true-up adjustment to our tax receivable agreement.  In 2013, represents the accrual of Quarterly Income Payments, as defined in the MW Commodity Advisors, LLC purchase agreement, a fair value adjustment to the Milbank contingent purchase price consideration of $148, and a $781 charge related to payments to be made through November 2014 to a relative of our former Chief Executive Officer and $30 in related legal fees.   Also, $37 of legal fees related to the simultaneous redemption and contribution of investors of one of the Silvercrest funds into one of the Milbank funds.

Exhibit 4

Silvercrest Asset Management Group Inc.

Reconciliation of GAAP to non-GAAP (“Adjusted”)
Adjusted Net Income and Adjusted Earnings Per Share Measures
(Unaudited and in thousands, except per share amounts or as noted)

Adjusted Net Income and Adjusted Earnings Per Share	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Reconciliation of non-GAAP financial measure:
Consolidated net income	$2,746	$3,989	$10,708	$17,168
Consolidated GAAP provision for income taxes	2,133	659	6,386	2,148
Delaware Franchise Tax	45	125	180	125
Partner/member incentive allocations (See A in Exhibit 3)	-	-	-	(6,000)
Other adjustments (See B in Exhibit 3)	165	(1,659)	543	(639)
Adjusted income before provision for income taxes	$5,089	$3,114	$17,817	$12,802
Adjusted provision for income taxes:
Adjusted provision for income taxes (40% assumed tax rate)	(2,036)	(1,246)	(7,127)	(5,121)
Adjusted net income	$3,053	$1,868	$10,690	$7,681
Adjusted earnings per share/unit:
Basic	$0.25	$0.16	$0.87	$0.64
Diluted	$0.25	$0.15	$0.86	$0.62
Shares/units outstanding:
Basic Class A shares outstanding	7,768	7,523	7,768	7,523
Basic Class B shares/units outstanding	4,520	4,465	4,520	4,465
Total basic shares/units outstanding	12,288	11,988	12,288	11,988
Diluted Class A shares outstanding	7,768	7,523	7,768	7,523
Diluted Class B shares/units outstanding (C)	4,663	4,869	4,663	4,869
Total diluted shares/units outstanding	12,431	12,392	12,431	12,392

(C)

Includes 52,188 and 175,298 unvested deferred equity units as of December 31, 2014 and 2013, respectively.  Also, 90,585 and 228,549 performance units which are conditionally issuable units that would be issuable if December 31, 2014 and 2013, respectively, was the end of the contingency period are included.

Exhibit 5

Silvercrest Asset Management Group Inc.

Consolidated Statements of

Financial Condition
(in thousands)

	December 31, 2014	December 31, 2013
Assets	(Unaudited)
Cash and cash equivalents	$30,820	$27,122
Restricted certificates of deposit and escrow	586	1,021
Investments	1,307	103
Receivables, net	4,534	5,405
Due from Silvercrest Funds	3,797	2,653
Furniture, equipment and leasehold improvements, net	2,354	1,913
Goodwill	20,008	20,031
Intangible assets, net	11,167	12,589
Deferred tax asset – tax receivable agreement	23,000	25,022
Prepaid expenses and other assets	2,123	4,868
Total assets	$99,696	$100,727
Liabilities and Stockholders’ Equity
Accounts payable and accrued expenses	$3,291	$6,587
Accrued compensation	21,758	17,424
Notes payable	4,124	8,303
Borrowings under revolving credit facility	24	3,000
Deferred rent	1,299	1,742
Deferred tax and other liabilities	16,138	15,506
Total liabilities	46,634	52,562
Commitments and Contingencies
Stockholders’ Equity
Preferred Stock, par value $0.01,
10,000,000 shares authorized; none issued and outstanding	-	-
Class A Common Stock, par value $0.01,
50,000,000 shares authorized; 7,768,010 and 7,522,974 issued and outstanding as of December 31, 2014 and 2013, respectively	78	75
Class B Common Stock, par value $0.01,
25,000,000 shares authorized; 4,520,413 and 4,464,617 issued and outstanding as of December 31, 2014 and 2013, respectively	46	45
Additional Paid-In Capital	39,175	39,003
Retained earnings	3,217	2,099
Total stockholders’ equity	42,516	41,222
Non-controlling interests	10,546	6,943
Total equity	53,062	48,165
Total liabilities and stockholders’ equity	$99,696	$100,727

Exhibit 6

Silvercrest Asset Management Group Inc.

Total Assets Under Management

(Unaudited and in billions)

Total Assets Under Management:

	Three Months Ended December 31,		% Change From December 31,
	2014	2013	2013
Beginning assets under management	$16.4	$14.6	12.3%
Gross client inflows	0.8	1.0	-20.0%
Gross client outflows	(0.8)	(0.7)	-14.3%
Market appreciation	1.5	0.8	87.5%
Ending assets under management	$17.9	$15.7	14.0%

	Year Ended December 31,		% Change From December 31,
	2014	2013	2013
Beginning assets under management	$15.7	$11.2	40.2%
Gross client inflows	3.7	6.0	-38.3%
Gross client outflows	(3.0)	(3.8)	-21.1%
Market appreciation	1.5	2.3	-34.8%
Ending assets under management	$17.9	$15.7	14.0%

Exhibit 7

Silvercrest Asset Management Group Inc.

Discretionary Assets Under Management

(Unaudited and in billions)

Discretionary Assets Under Management:

	Three Months Ended December 31,		% Change From December 31,
	2014	2013	2013
Beginning assets under management	$11.1	$9.2	20.7%
Gross client inflows	0.7	0.7	0.0%
Gross client outflows	(0.5)	(0.4)	25.0%
Market appreciation	0.3	0.6	-50.0%
Ending assets under management	$11.6	$10.1	14.9%

	Year Ended December 31,		% Change From December 31,
	2014	2013	2013
Beginning assets under management	$10.1	$8.0	26.3%
Gross client inflows	3.2	3.5	-8.6%
Gross client outflows	(2.3)	(3.0)	-23.3%
Market appreciation	0.6	1.6	-62.5%
Ending assets under management	$11.6	$10.1	14.9%

Exhibit 8

Silvercrest Asset Management Group Inc.

Non-Discretionary Assets Under Management

(Unaudited and in billions)

Non-Discretionary Assets Under Management:

	Three Months Ended December 31,		% Change From December 31,
	2014	2013	2013
Beginning assets under management	$5.3	$5.4	-1.9%
Gross client inflows	0.1	0.3	-66.7%
Gross client outflows	(0.3)	(0.3)	0.0%
Market appreciation	1.2	0.2	NM
Ending assets under management	$6.3	$5.6	12.5%

	Year Ended December 31,		% Change From December 31,
	2014	2013	2013
Beginning assets under management	$5.6	$3.1	80.7%
Gross client inflows	0.5	2.5	-80.0%
Gross client outflows	(0.7)	(0.7)	0.0%
Market appreciation	0.9	0.7	28.6%
Ending assets under management	$6.3	$5.6	12.5%

Exhibit 9

Silvercrest Asset Management Group Inc.

Assets Under Management

(Unaudited and in billions)

	Three Months Ended December 31,
	2014	2013
Total AUM as of September 30,	$16.447	$14.582
Discretionary AUM:
Total Discretionary AUM as of September 30,	11.126	9.172
New client accounts/assets	0.114	0.242	(1)
Closed accounts	(0.011)	(0.002)	(2)
Net cash inflow	0.043	0.126	(3)
Non-discretionary to discretionary AUM	(0.001)	0.003	(4)
Market appreciation	0.313	0.557
Change to Discretionary AUM	0.458	0.926
Total Discretionary AUM as of December 31,	11.584	10.098
Change to Non-Discretionary AUM	0.988	0.174	(5)
Total AUM as of December 31,	$17.893	$15.682

	Year Ended December 31,
	2014	2013
Total AUM as of January 1,	$15.679	$11.162
Discretionary AUM:
Total Discretionary AUM as of January 1,	10.094	8.021
New client accounts/assets	0.676	0.712	(1)
Closed accounts	(0.044)	(0.022)	(2)
Net cash inflow/(outflow)	0.186	(0.174)	(3)
Non-discretionary to discretionary AUM	0.038	0.061	(4)
Market appreciation	0.634	1.500
Change to Discretionary AUM	1.490	2.077
Total Discretionary AUM as of December 31,	11.584	10.098
Change to Non-Discretionary AUM	0.724	2.443	(5)
Total AUM as of December 31,	$17.893	$15.682

(1)	Represents new account flows from both new and existing client relationships
(2)	Represents closed accounts of existing client relationships and those that terminated
(3)	Represents periodic cash flows related to existing accounts
(4)	Represents client assets that converted to Discretionary AUM from Non-Discretionary AUM
(5)	Represents the net change to Non-Discretionary AUM

Exhibit 10

Silvercrest Asset Management Group Inc.

Equity Investment Strategy Composite Performance1, 2

As of December 31, 2014

(Unaudited)

PROPRIETARY EQUITY PERFORMANCE	ANNUALIZED PERFORMANCE
AS OF 12/31/14	INCEPTION	1-YEAR	3-YEAR	5-YEAR	7-YEAR	INCEPTION
Large Cap Value Composite	4/1/02	10.0	19.0	14.1	7.4	8.3
Russell 1000 Value Index		13.5	20.9	15.4	6.5	7.4
Small Cap Value Composite	4/1/02	5.8	19.4	16.8	12.8	11.5
Russell 2000 Value Index		4.2	18.3	14.3	7.6	8.4
Smid Cap Value Composite	10/1/05	7.0	18.6	15.0	9.1	9.9
Russell 2500 Value Index		7.1	19.4	15.5	8.6	7.8
Multi Cap Value Composite	7/1/02	11.5	20.4	15.9	9.3	9.7
Russell 3000 Value Index		12.7	20.7	15.3	6.5	8.4
Equity Income Composite	12/1/03	12.3	20.1	16.2	10.5	12.2
Russell 3000 Value Index		12.7	20.7	15.3	6.5	8.6
Focused Value Composite	9/1/04	9.9	19.5	14.3	9.9	11.0
Russell 3000 Value Index		12.7	20.7	15.3	6.5	8.3

[1]

Returns are based upon a time weighted rate of return of various fully discretionary equity portfolios with similar investment objectives, strategies and policies and other relevant criteria managed by Silvercrest Asset Management Group LLC (“SAMG LLC”), a subsidiary of Silvercrest. Performance results are gross of fees and net of commission charges. An investor’s actual return will be reduced by the advisory fees and any other expenses it may incur in the management of the investment advisory account. SAMG LLC’s standard advisory fees are described in Part 2 of its Form ADV. Actual fees and expenses will vary depending on a variety of factors, including the size of a particular account. Returns greater than one year are shown as annualized compounded returns and include gains and accrued income and reinvestment of distributions. Past performance is no guarantee of future results. This piece contains no recommendations to buy or sell securities or a solicitation of an offer to buy or sell securities or investment services or adopt any investment position. This piece is not intended to constitute investment advice and is based upon conditions in place during the period noted. Market and economic views are subject to change without notice and may be untimely when presented here. Readers are advised not to infer or assume that any securities, sectors or markets described were or will be profitable. SAMG LLC is an independent investment advisory and financial services firm created to meet the investment and administrative needs of individuals with substantial assets and select institutional investors. SAMG LLC claims compliance with the Global Investment Performance Standards (GIPS®).

[2]	The market indices used to compare to the performance of Silvercrest’s strategies are as follows:

The Russell 1000 Index is a capitalization-weighted, unmanaged index that measures the 1000 smallest companies in the Russell 3000. The Russell 1000 Value Index is a capitalization-weighted, unmanaged index that includes those Russell 1000 Index companies with lower price-to-book ratios and lower expected growth values.

The Russell 2000 Index is a capitalization-weighted, unmanaged index that measures the 2000 smallest companies in the Russell 3000. The Russell 2000 Value Index is a capitalization-weighted, unmanaged index that includes those Russell 2000 Index companies with lower price-to-book ratios and lower expected growth values.

The Russell 2500 Index is a capitalization-weighted, unmanaged index that measures the 2500 smallest companies in the Russell 3000. The Russell 2500 Value Index is a capitalization-weighted, unmanaged index that includes those Russell 2000 Index companies with lower price-to-book ratios and lower expected growth values.

The Russell 3000 Value Index is a capitalization-weighted, unmanaged index that measures those Russell 3000 Index companies with lower price-to-book ratios and lower forecasted growth.

Exhibit 11

Silvercrest Asset Management Group Inc.

Model Portfolio Performance

As of December 31, 2014

(Unaudited)

MODEL PORTFOLIO PERFORMANCE	ANNUALIZED PERFORMANCE
AS OF 12/31/14	INCEPTION	1-YEAR	3-YEAR	5-YEAR	7-YEAR	INCEPTION
Income Portfolio	5/1/03	4.7	8.9	7.5	5.6	6.8
25/45/30% S&P 500, Barclays Aggregate, HFRI FOF Comp		7.1	7.9	6.9	4.8	6.1
Balanced Portfolio	5/1/03	4.7	11.4	9.0	6.0	7.9
50/30/20% S&P 500, Barclays Aggregate, HFRI FOF Comp		9.3	12.1	9.8	6.0	7.5
Growth Portfolio	5/1/03	4.1	15.4	11.5	6.5	9.1
80/10/10% S&P 500, Barclays Aggregate, HFRI FOF Comp		11.9	17.1	13.2	6.9	8.7

These model portfolios are not actual strategies in which clients can invest or allocate assets.  They are hypothetical combinations of: (i) internally-managed strategies in which clients are invested and (ii) externally-managed funds or products in which clients are invested.  We track three such portfolios depending on the overall strategy by which the securities purchased may be characterized.  They are Income, Growth, and Balanced (Income and Growth).  The returns shown assume annual rebalancing and reinvestment of dividends over the entirety of each of the periods shown.   Some of the underlying returns used to calculate each portfolio’s returns were net of fees and some were gross of fees. The rates of return for each of the three portfolios are presented gross of investment management fees and custody fees, but include the deduction of estimated brokerage commissions and transaction costs. An investor’s actual return on a portfolio of the type shown would be reduced by the advisory fees and any other expenses it may incur in the management of the investment advisory account. For example, assume the Firm achieves a 10% annual return prior to the deduction of fees each year for a period of 10 years. If an annual investment management fee of 1% of assets under management for the 10 year period were charged, the resulting annual average return after fees would be reduced to 8.9%. Silvercrest’s standard annual asset-based fee schedule is described in Part 2 of its Form ADV, and outsourced manager’s standard annual asset-based fee schedules are described in Part 2 of each of their Form ADVs. Actual fees and expenses will vary depending on a variety of factors, including the size of a particular account. Generally, investment management fees are charged based upon the size of the portfolio, computed quarterly. An investor’s actual result would be different from those portrayed in the models. A reader should not infer or assume that any portfolio is appropriate to meet the objectives, situation or needs of a particular investor, as the implementation of any financial strategy, and the purchase or sale of any security, should only be made after consultation with an attorney, tax advisor and investment advisor.  Past performance is no indication of future results.

The benchmark is a composite of the S&P 500 Index, the Barclays Capital Aggregate Index, and the HFRI Fund of Funds Composite Index.  Each index’s blend is rebalanced annually.  Index returns do not reflect a deduction for fees or expenses.  Investors cannot invest directly in any of these indices.

The market indices used to compare to the performance of Silvercrest’s strategies are as follows:

The Barclays Capital Aggregate Index is an index of investment grade government and corporate bonds with a maturity of more than one year.

The S&P 500 Index is a capitalization-weighted, unmanaged index that measures 500 widely held US common stocks of leading companies in leading industries, representative of the broad US equity market.

The HFRI Fund of Funds Composite Index is an index that is equal weighted, net of fees, and comprised of over 1,500 funds which report to Hedge Fund Research.